Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Thoroughbred Interests, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James D. Tilton, Jr., President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   James D. Tilton, Jr.
James D. Tilton, Jr.
President,Chief Executive Officer and Chief Financial Officer

November 19, 2003

A signed original of this written statement required by Section 906 has been provided to Thoroughbred Interests, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.